Exhibit 32.1

Certification of Chief Executive Officer
under Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. § 1350)

In connection with the quarterly report of Jushi Holdings Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James Cacioppo, Chief Executive Officer of the Company, certify, to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 5, 2025

/s/ James Cacioppo
James Cacioppo
Chief Executive Officer (principal executive officer)

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).